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                           CONVERGENT COMMUNICATIONS, INC.

                               (a Colorado corporation)




                                  PURCHASE AGREEMENT

                                                                  March 26, 1998

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated
Bear, Stearns & Co. Inc.
BT Alex. Brown Incorporated
  as Representatives of the several Initial Purchasers
c/o  Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
               Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

     Convergent Communications, Inc., a Colorado corporation (the "COMPANY"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MERRILL LYNCH") and each of the other Initial Purchasers named in Schedule A hereto (collectively, the "INITIAL PURCHASERS", which term shall also include any initial purchaser substituted as hereinafter provided in
Section 11 hereof), for whom Merrill Lynch, Bear, Stearns & Co. Inc. ("BEAR, STEARNS") and BT Alex. Brown Incorporated ("BT") are acting as representatives (in such capacity, the "REPRESENTATIVES"), with respect to the issue and sale by the Company and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective number of units (the "UNITS") set forth in said Schedule A, consisting in the aggregate of $160.0 million principal amount of the Company's 13% Series A Senior Notes due 2008 (the "INITIAL NOTES") and 640,000 Warrants (the "WARRANTS") entitling the holders thereof to purchase an aggregate of 1,728,000 shares (the "WARRANT SHARES") of Common Stock of the Company, no par value (the "COMMON STOCK"). The Initial Notes are to be issued pursuant to an indenture dated as of April 2, 1998 (the "INDENTURE") between the Company and Norwest Bank Colorado,

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N.A., as trustee (the "TRUSTEE").  The Initial Notes and the Exchange Notes
(as defined below) issuable in exchange therefor are collectively referred to herein as the "NOTES." Concurrently with the closing under this Agreement, the Company will deposit in the Collateral Account (as defined in the Collateral Account Control Agreement (the "CONTROL AGREEMENT"), dated as of April 2, 1998, between the Company and Norwest Bank Colorado, N.A., as custodian) an amount in cash or U.S. Government Securities (as defined in the Indenture) or a combination thereof, that, together with the interest received thereon, will be sufficient to pay when due the first six scheduled interest payments on the Notes. The Notes will be collateralized by a first priority security interest in the Collateral Account pursuant to the Custody and Security Agreement (the "SECURITY AGREEMENT"), dated as of April 2, 1998, between the Company and Norwest Bank Colorado, N.A., as custodian). The Warrants will be issued pursuant to a warrant agreement dated as of April 2, 1998 (the "WARRANT AGREEMENT") between the Company and American Stock Transfer & Trust Company, as warrant agent (the "WARRANT AGENT"). The Notes and Warrants will not be separately transferable until the Separability Date (as defined in the Indenture). The Units, the Notes, the Warrants and the Warrant Shares are collectively referred to herein as the "SECURITIES". Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated as of the Closing Time (as defined in Section 2(b)) (the "DTC AGREEMENT"), among the Company, the Trustee, the Warrant Agent and DTC.

     The Company understands that the Initial Purchasers propose to make an offering of the Units on the terms and in the manner set forth herein and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Units to purchasers ("SUBSEQUENT PURCHASERS") at any time after the date of this Agreement. The Units are to be offered and sold through the Initial Purchasers without being registered under the 1933 Act, in reliance upon exemptions therefrom. Pursuant to the terms of the Securities, the Indenture and the Warrant Agreement, investors that acquire Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A ("RULE 144A") or Regulation S ("REGULATION S") of the rules and regulations promulgated under the 1933 Act by the Securities and Exchange Commission (the "COMMISSION")).

     Holders (including subsequent transferees) of the Notes will have the registration rights set forth in the Notes Registration Rights Agreement (the "NOTES REGISTRATION RIGHTS AGREEMENT") to be dated as of the Closing Time among the Company and the Initial Purchasers and holders (including subsequent transferees) of the Warrants will have the registration rights set forth in the Warrant Registration Rights Agreement (the "WARRANT REGISTRATION RIGHTS AGREEMENT") to be dated as of the Closing Time among the Company and the Initial Purchasers, for so long as such Notes, Warrants or any Warrant Shares constitute "TRANSFER RESTRICTED SECURITIES" (as defined in each such agreement, respectively). Pursuant to the Notes Registration Rights Agreement, the Company will agree to file with Commission, under the circumstances set forth therein,
(i) a registration statement under the 1933 Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to the Company's 13% Series B Senior Notes due 2008 (the "EXCHANGE NOTES"), to be offered in exchange for the Notes (such offer to exchange being referred to as the "EXCHANGE OFFER") and (ii) if, because of any change in law or applicable interpretations thereof by


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the staff of the Commission, the Company is not permitted to effect the
Exchange Offer as contemplated by the Notes Registration Rights Agreement, or if for any other reason the Exchange Offer is not consummated within 180 days following the issue date of the Notes, or if any holder of the Notes (other than an Initial Purchaser) is not eligible to participate in the Exchange Offer, or upon the request of any Initial Purchaser following the consummation of the Exchange Offer if such Initial Purchaser shall hold Registrable Notes (as defined in the Notes Registration Rights Agreement) which it acquired directly from the Company and if such Initial Purchaser was not permitted, in the opinion of counsel to such Initial Purchaser, pursuant to applicable law or applicable interpretation of the staff of the Commission to participate in the Exchange Offer, the Company shall, at its cost, file a shelf registration statement pursuant to Rule 415 under the 1933 Act (the "SHELF REGISTRATION STATEMENT" and, together with the Exchange Offer Registration Statement, the "NOTES REGISTRATION STATEMENTS") relating to the resale by certain holders of the Notes and to use its best efforts to cause such Notes Registration Statements to be declared and remain effective and usable for the periods specified in the Notes Registration Rights Agreement and to consummate the Exchange Offer. Pursuant to the Warrant Registration Rights Agreement, the holders of a number of Warrants, Warrant Shares and Registrable Securities (as defined in the Warrant Registration Rights Agreement) (collectively, the "SUBJECT EQUITY") equivalent to at least a majority of the outstanding Subject Equity will have the right, after an Exercise Event (as defined in the Warrant Agreement), to require the Company to effect one demand registration under the 1933 Act and will also have certain tag-along and drag-along rights.

     The Company has prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum dated March 12, 1998 (the "PRELIMINARY OFFERING MEMORANDUM") and has prepared and will deliver to each Initial Purchaser, on the date hereof or the next succeeding day, copies of a final offering memorandum dated March 26, 1998 (the "FINAL OFFERING MEMORANDUM"), each for use by such Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Units. "OFFERING MEMORANDUM" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), including exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Units.

     This Agreement, the DTC Agreement, the Indenture, the Warrant Agreement, the Notes Registration Rights Agreement, the Warrant Registration Rights Agreement, the Security Agreement, the Control Agreement, the Units, the Notes, the Warrants, the Warrant Shares and all other documents or instruments executed by the Company in connection with the transactions contemplated thereby and hereby are referred to herein as the "OPERATIVE DOCUMENTS."

     All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum.


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     SECTION 1.     REPRESENTATIONS AND WARRANTIES.

     (a) REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants to each Initial Purchaser as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Initial Purchaser as follows:

               (i) SIMILAR OFFERINGS. The Company has not, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Units, the Notes or the Warrants in a manner that would require the Units, the Notes or the Warrants to be registered under the 1933 Act.

               (ii) OFFERING MEMORANDUM. The Offering Memorandum does not, and at the Closing Time will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through the Representatives expressly for use in the Offering Memorandum.

               (iii) INDEPENDENT ACCOUNTANTS. The accountants who certified the financial statements and supporting schedules included in the Offering Memorandum are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of Regulation S-X under the 1933 Act.

               (iv) FINANCIAL STATEMENTS. The financial statements, together with the related schedules and notes, included in the Offering Memorandum present fairly in all material respects in accordance with generally accepted accounting principles ("GAAP") the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, except as disclosed therein. The selected financial data and the summary financial information included in the Offering Memorandum present fairly in all material respects in accordance with GAAP the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Offering Memorandum.

               (v) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Since the respective


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     dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, (A) there has been no material adverse change in the financial condition, or in the earnings, business affairs or, to the best knowledge of any of the executive officers of the Company after due inquiry, in the business prospects of the Company and its subsidiaries considered as one enterprise (a "Material Adverse Effect"), whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

               (vi) GOOD STANDING OF THE COMPANY. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Colorado and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction set forth on Schedule C hereto in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

               (vii) GOOD STANDING OF SUBSIDIARIES. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) and each other subsidiary of the Company, each as set forth on Schedule D hereto (each a "SUBSIDIARY" and, collectively, the "SUBSIDIARIES"), have each been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation (as set forth on such Schedule), has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required (as set forth on such Schedule), whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Offering Memorandum, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except with respect to (i) the Small Business Administration loan with an outstanding balance of approximately $0.3 million and (ii) the NationsCredit Commercial Corporation credit facility with an outstanding balance of up to approximately $1.5 million, each as described in the Offering Memorandum; none of the outstanding shares of capital stock of the Subsidiaries was issued in violation of any preemptive or similar rights arising by operation of law, or under the charter or by-laws of any Subsidiary


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     or under any agreement to which the Company or any Subsidiary is a party.
     The subsidiaries of the Company other than the Subsidiaries, considered in the aggregate as a single subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

               (viii) CAPITALIZATION. The authorized, issued and outstanding capital stock of the Company is as set forth in the Offering Memorandum in the column entitled "Actual" under the caption
     "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to employee benefit plans referred to in the Offering Memorandum or pursuant to the exercise of convertible securities or options referred to in the Offering Memorandum).

               (ix) AUTHORIZATION OF AGREEMENT. This Agreement has been duly authorized, executed and delivered by the Company.

               (x) AUTHORIZATION OF THE INDENTURE. The Indenture has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

               (xi) AUTHORIZATION OF THE WARRANT AGREEMENT. The Warrant Agreement has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity are at law).

               (xii) AUTHORIZATION OF THE UNITS. The Units have been duly authorized by the Company. At the Closing Time, the Units will conform in all material respects to the description thereof contained in the Offering Memorandum.

               (xiii) AUTHORIZATION OF THE INITIAL NOTES. The Initial Notes have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against


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     payment of the purchase price therefor will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers) reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture. At the Closing Time, the Initial Notes will conform in all material respects to the description thereof contained in the Offering Memorandum.

               (xiv) AUTHORIZATION OF THE EXCHANGE NOTES. The Exchange Notes have been duly authorized by the Company. When the Exchange Notes are issued, executed and authenticated in the manner provided for by the terms of the Exchange Offer and the Indenture, the Exchange Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

               (xv) AUTHORIZATION OF THE WARRANTS. The Warrants have been duly authorized and at the Closing Time, will have been duly executed by the Company, and when issued in the manner provided for in the Warrant Agreement and delivered against payment of the purchase price therefor will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits, of the Warrant Agreement. At the Closing Time, the Warrants will conform in all material respects to the description thereof contained in the Offering Memorandum.

               (xvi) AUTHORIZATION OF THE WARRANTS SHARES. The Warrants are exercisable into Warrant Shares in accordance with the terms of the Warrant Agreement. The Company has duly authorized and reserved for issuance the Warrant Shares and, when issued and paid for upon exercise of the Warrants in accordance with the terms thereof, the Warrant Shares will be validly issued, fully paid and nonassessable, free of any preemptive or similar rights. At the Closing Time, the Warrant Shares will conform in all material respects to the description thereof contained in the Offering Memorandum.


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               (xvii)  AUTHORIZATION OF THE NOTES REGISTRATION RIGHTS
     AGREEMENT. The Notes Registration Rights Agreement has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). At the Closing Time, the Notes Registration Rights Agreement will conform in all material respects to the description thereof contained in the Offering Memorandum.

               (xviii) AUTHORIZATION OF THE WARRANT REGISTRATION RIGHTS AGREEMENT. The Warrant Registration Rights Agreement has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). At the Closing Time, the Warrant Registration Rights Agreement will conform in all material respects to the description thereof contained in the Offering Memorandum.

               (xix) DESCRIPTION OF THE SECURITIES AND THE INDENTURE. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum.

               (xx) ABSENCE OF DEFAULTS AND CONFLICTS. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, "AGREEMENTS AND INSTRUMENTS") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture, the Warrant Agreement, the Units, the Notes, the Warrants, the Notes Registration Rights Agreement, the Warrant Registration Rights Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Offering Memorandum and the consummation of the transactions contemplated herein and in the Offering Memorandum (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use of


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     Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments except for such conflicts, breaches or defaults or liens, charges or encumbrances that, singly or in the aggregate, would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any applicable law (including the Communications Act of 1934, as amended, and the Telecommunications Act of 1996, as amended (the "1996 ACT"), and the public utilities laws of the various states in which the Company and its subsidiaries do business), statute, rule, regulation (including the rules, regulations and policies of the Federal Communications Commission (the "FCC") and the public utilities commissions of the various states in which the Company and its subsidiaries do business), judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets or properties.
     As used herein, a "REPAYMENT EVENT" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

               (xxi) ABSENCE OF LABOR DISPUTE. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiaries' principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

               (xxii) ABSENCE OF PROCEEDINGS. Except as disclosed in the Offering Memorandum, there is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary thereof which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Company or any of its subsidiaries or the consummation of this Agreement or the performance by the Company of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary thereof is a party or of which any of their respective property or assets is the subject which are not described in the Offering Memorandum, including ordinary routine litigation incidental to the business, is not reasonably likely to result in a Material Adverse Effect.


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               (xxiii)   POSSESSION OF INTELLECTUAL PROPERTY.  The Company and
     its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "INTELLECTUAL PROPERTY") necessary to carry on the business now operated by them, except to the extent that any failure to so own, possess or acquire such items, either singly or in the aggregate, would not have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, is reasonably likely to result in a Material Adverse Effect.

               (xxiv) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Units hereunder or the consummation of the transactions contemplated by this Agreement (except (i) such as have been obtained, (ii) such as may be required under the securities or Blue Sky laws of various states and (iii) such as may be required under securities laws in connection with the Exchange Offer or the Shelf Registration Statement).

               (xxv) POSSESSION OF LICENSES AND PERMITS. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies (including the FCC, the public utilities commission, or any equivalent body, of each state in which the Company and its subsidiaries do business and any other relevant state and local authorities (the "LOCAL AUTHORITIES")) necessary to conduct the business now operated by them (collectively, "GOVERNMENTAL LICENSES"), except to the extent that any failure to so possess such Governmental Licenses, either singly or in the aggregate, would not have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; there is no outstanding adverse judgment, decree or order that has been issued by the FCC or any of the Local Authorities against the Company or any of its subsidiaries and which, singly or in the aggregate,


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     would result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

               (xxvi) TITLE TO PROPERTY. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Offering Memorandum or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Offering Memorandum, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of such the Company or any subsidiary thereof to the continued possession of the leased or subleased premises under any such lease or sublease.

               (xxvii)   TAX RETURNS.  The Company and its subsidiaries have
     filed all federal, state, local and foreign tax returns that are required to be filed or have duly requested extensions thereof and have paid all taxes required to be paid by any of them and any related assessments, fines or penalties, except for any such tax, assessment, fine or penalty that is being contested in good faith and by appropriate proceedings; and adequate charges, accruals and reserves have been provided for in the financial statements referred to in Section 1(a)(iv) above in respect of all federal, state, local and foreign taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined or remains open to examination by applicable taxing authorities.

               (xxviii) ENVIRONMENTAL LAWS. Except as described in the Offering Memorandum and except for such matters as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "HAZARDOUS MATERIALS") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "ENVIRONMENTAL LAWS"), (B) to the Company's best knowledge after due inquiry, the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) to the Company's best knowledge after due inquiry, there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental
     Law against the Company or any of its subsidiaries and (D) to the Company's best knowledge after due inquiry, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or Environmental Laws.

               (xxix) INVESTMENT COMPANY ACT. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum will not be, an "investment company" required to register under the Investment Company Act of 1940, as amended (the "1940 ACT"), or an entity "controlled" by an "investment company" required to register under the 1940 Act as each of the foregoing terms are defined in the 1940 Act.

               (xxx)   RULE 144A ELIGIBILITY.   Solely with respect to matters
     relating to the eligibility of the Securities for resale pursuant to Rule 144A which are under the Company's control, the Securities are eligible for resale pursuant to Rule 144A, will not be, at the Closing Time, of the same class as securities listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "1934 ACT"), or quoted in a U.S. automated interdealer quotation system and otherwise are in conformance with the requirements set forth in Rule 144A(d).

               (xxxi) NO GENERAL SOLICITATION. None of the Company, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act ("AFFILIATES"), or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged or will engage, in connection with the offering of the Units, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

               (xxxii) NO REGISTRATION REQUIRED. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in
     Section 2 and the procedures set forth in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the Units to the Initial Purchasers by the Company and to each Subsequent Purchaser by the Initial Purchasers in the manner contemplated by this

     Agreement and the Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "1939 ACT").

               (xxxiii) NO DIRECTED SELLING EFFORTS. With respect to those Securities sold in reliance on Regulation S, (A) none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (B) each of the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has complied and will comply with the offering restrictions requirement of Regulation S.

               (xxxiv)   SUBSCRIPTION RIGHTS.  Except as described in the
     Offering Memorandum, neither the Company nor any of its subsidiaries has any outstanding options to purchase, or any preemptive rights or other rights to subscribe for or purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, any of its equity interests or any such options, rights, convertible securities or obligations.

               (xxxv) RANKING. When issued, the Notes will rank PARI PASSU in right of payment with all senior Indebtedness (as defined in the Indenture) of the Company and will rank senior in right of payment to all subordinated Indebtedness of the Company.

               (xxxvi)   PERSONAL PROPERTY OF THE COMPANY.  At the Closing Time,
     the Company will have good and marketable title to all personal property (which includes all property which is not real property) owned by the Company which is material to the business of the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity and defects, except with respect to (i) the Small Business Administration loan with an outstanding balance of approximately $0.3 million and (ii) the NationsCredit Commercial Corporation credit facility with an outstanding balance of up to approximately $1.5 million, each as described in the Offering Memorandum, and except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company in connection with its business as described in the Offering Memorandum.

               (xxxvii) ACCOUNTING SYSTEM. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (xxxviii) INSURANCE. As of the Closing Time, the Company and its subsidiaries are insured by and maintain insurance covering, or are the named beneficiaries of insurance maintained by third parties covering, their respective properties, with insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor its subsidiaries has any reason to believe that such insurance coverage cannot be renewed as and when such coverage expires or that similar coverage could not be obtained from similar insurers at a cost that would not have a Material Adverse Effect.

               (xxxix)   NO AGREEMENT FOR FILING A REGISTRATION STATEMENT.
     Except as disclosed in the Offering Memorandum, there are no persons with registration rights or other similar rights to have any securities registered pursuant to any registration statement or otherwise registered by the Company under the 1933 Act, except persons having such rights pursuant to the Notes Registration Rights Agreement or the Warrant Registration Rights Agreement.

               (xl) COMPLIANCE WITH FEDERAL RESERVE SYSTEM REGULATIONS. Neither the Company, any of its subsidiaries or any agent thereof acting on the behalf of any of them, has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Units to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

               (xli) COMPLIANCE WITH RULE 144A. Each of the Preliminary Offering Memorandum and the Final Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the 1933 Act.

               (xlii) ERISA. To the Company's best knowledge after due inquiry, neither the Company nor any of its subsidiaries has violated any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect. If any such plan is adopted, the execution and delivery of this Agreement and the sale of the Units will not involve any non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended.
     The representations made in the preceding sentence are made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Initial Purchasers as set forth in the Offering Memorandum under "NOTICE TO INVESTORS."

               (xliii)   SOLVENCY.  Neither the Company nor any of its
     subsidiaries intend to, nor do any of them believe that they will incur, debts beyond their ability to pay such debts as they mature. As of the date hereof, the present fair market value of the assets of the Company and each of its subsidiaries exceeds, and at the Closing Time, the present market value of the assets of the Company and its subsidiaries will exceed, the amounts that will be required to be paid on or in respect of their existing debts and other liabilities (including contingent liabilities) when as they become absolute and matured. The assets of the Company and its subsidiaries do not constitute unreasonably small capital to carry out their respective businesses, as conducted or proposed to be conducted.

     (b) OFFICER'S CERTIFICATES. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company to each Initial Purchaser as to the matters covered thereby.

     SECTION 2.     SALE AND DELIVERY TO INITIAL PURCHASERS; CLOSING.

     (a) UNITS. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule B, the number of Units set forth in Schedule A opposite the name of such Initial Purchaser, plus any additional Units which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 11 hereof.

     (b) PAYMENT. Payment of the purchase price for, and delivery of certificates for, the Units shall be made at the office of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022 or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. New York City time on the fifth business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the "CLOSING TIME").

     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Initial Purchasers of certificates for the Units to be purchased by them. It is understood that each Initial Purchaser has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Units which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Initial Purchaser whose funds have not been received by the Closing Time, but such payment shall not relieve such Initial Purchaser from its obligations hereunder.

     (c) QUALIFIED INSTITUTIONAL BUYER. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that it is a "qualified institutional buyer" within the meaning of Rule 144A under the 1933 Act (a "QUALIFIED INSTITUTIONAL BUYER") and an "accredited investor" within the meaning of Rule 501(a) under the 1933 Act (an "ACCREDITED INVESTOR").

     (d) DENOMINATIONS; REGISTRATION. One or more Units representing the Initial Notes and the Warrants in definitive global form, registered in the name of Cede & Co., as nominee of DTC, having an aggregate amount corresponding to the aggregate amount of the Units sold to Subsequent Purchasers (collectively, the "GLOBAL UNIT"), shall be delivered by the Company to the Representatives (or as the Representatives direct) in each case with any transfer taxes thereon duly paid by the Company, against payment by the Representatives of the purchase price therefor in accordance with this Section 2. The Global Unit shall be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 a.m. on the last business day prior to the Closing Time.

     SECTION 3. COVENANTS OF THE COMPANY. The Company covenants with each Initial Purchaser as follows:

     (a) OFFERING MEMORANDUM. The Company, as promptly as possible, will furnish to each Initial Purchaser, without charge, such number of copies of the Preliminary Offering Memorandum, the Final Offering Memorandum and any amendments and supplements thereto and documents incorporated by reference therein as such Initial Purchaser may reasonably request.

     (b) NOTICE AND EFFECT OF MATERIAL EVENTS. The Company will immediately notify each Initial Purchaser, and confirm such notice in writing, of (x) any filing made by the Company of information relating to the offering of the Units with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the placement of the Units by the Initial Purchasers as evidenced by a notice in writing from the Initial Purchasers to the Company, any material changes in or affecting the earnings, business affairs or business prospects of the Company and its subsidiaries which (i) make any statement in the Offering Memorandum false or misleading or (ii) are not disclosed in the Offering Memorandum. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of the Company, its counsel, the Initial Purchasers or counsel for the Initial Purchasers, to amend or supplement the Final Offering Memorandum in order that the Final Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the Final Offering Memorandum by preparing and furnishing to each Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Final Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchasers) so that, as so amended or supplemented, the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

     (c) AMENDMENT TO OFFERING MEMORANDUM AND SUPPLEMENTS. The Company will advise each Initial Purchaser promptly of any proposal to amend or supplement the Offering Memorandum and will not effect any amendment or supplement to which the Initial Purchasers shall reasonably object in writing. Neither the consent of the Initial Purchasers, nor the Initial Purchaser's delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

     (d) QUALIFICATION OF UNITS FOR OFFER AND SALE. The Company will use its best efforts, in cooperation with the Initial Purchasers, to qualify the Units for offering and sale under the applicable securities laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect as long as required for the sale of the Units; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

     (e) DTC. The Company will cooperate with the Representatives and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.

     (f) USE OF PROCEEDS. The Company will use the net proceeds received by it from the sale of the Units in the manner specified in the Offering Memorandum under "USE OF PROCEEDS".

     (g) RESTRICTION ON SALE OF SECURITIES. During a period of 90 days from the date of the Offering Memorandum, the Company will not, without the prior written consent of Merrill Lynch, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, any debt or equity securities of the Company or securities of the Company that are convertible into, or exchangeable for, the Units, the Notes, the Warrants, the Warrant Shares or any such other debt or equity securities (other than in connection with the Exchange Offer or the Shelf Registration Statement)(except for options granted pursuant to the 1996 and 1997 Incentive and Non-Statutory Option Plans and the 1998 Stock Option Plan and the issuance of shares of Common Stock upon exercise of options or warrants outstanding prior to this Offering, each as described in the Offering Memorandum).

     (h) EXERCISE OF WARRANTS. The Company will reserve and to continue to reserve, so long as any Warrants are outstanding, a sufficient number of shares of Common Stock for issuance upon exercise of the Warrants.

     (i) COMPLY WITH AGREEMENTS. To comply with all of its respective agreements set forth in each of the Notes Registration Rights Agreement and the Warrant Registration Rights Agreement.

     (j) FURNISH REPORTS. So long as any Securities are outstanding, to furnish to the Initial Purchasers as promptly as practicable after they are available copies of all reports or other communications furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and such other publicly available information concerning the Company and/or its subsidiaries as the Initial Purchasers may reasonably request.

     (k) PORTAL REGISTRATION. To use its best efforts to effect the inclusion of the Units, the Notes and the Warrants in PORTAL and to maintain the listing of the Units, the Notes and the Warrants on PORTAL for so long as any of such Units, Notes or Warrants are outstanding.

     (l) PERFORMANCE OF DUTIES. To use its best efforts (i) to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Time and (ii) to satisfy all conditions precedent to the delivery of the Units.

     SECTION 4.  PAYMENT OF EXPENSES.

     (a) EXPENSES. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and any filing of the Offering Memorandum (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto, (ii) the preparation, printing and delivery to the Initial Purchasers of this Agreement, any Agreement among Initial Purchasers, the Indenture, the Warrant Agreement, the Notes Registration Rights Agreement, the Warrant Registration Rights Agreement and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Units, (iii) the preparation, issuance and delivery of the certificates for the Units to the Initial Purchasers, including any charges of DTC in connection therewith; (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Units under securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of the Blue Sky Survey, any supplement thereto and any Legal Investment Survey, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes, (vii) the fees and expenses of the Warrant Agent, including the fees and disbursements of counsel for the Warrant Agent in connection with the Warrant Agreement, the Warrants and the Warrant Shares,
(viii) any fees payable with respect to the review by the

National Association of Securities Dealers, Inc. (the "NASD") in connection with the initial and continued designation of the Securities as PORTAL securities under the PORTAL Market Rules pursuant to NASD Rule 5322, (ix) all costs and expenses of the Exchange Offer and any Registration Statement, as set forth in and subject to the Notes Registration Rights Agreement, and
(x) all costs and expenses of any demand registration statement required to be paid pursuant to the Warrant Registration Rights Agreement; provided, however, that, except as set forth in Sections 4(a)(v) and 4(b) hereof, the Initial Purchasers shall pay their own costs and expenses of their counsel.

     (b) TERMINATION OF AGREEMENT. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or
Section 10(a)(i) hereof, the Company shall reimburse the Initial Purchasers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers.

     SECTION 5. CONDITIONS OF INITIAL PURCHASERS' OBLIGATIONS. The obligations of the several Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Company contained in
Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

     (a)  OPINION OF COUNSEL FOR COMPANY.

          (i) At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Gibson, Dunn & Crutcher LLP, counsel for the Company, in form and substance satisfactory to counsel for the Initial Purchasers, to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Initial Purchasers may reasonably request.

          (ii) At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Martin E. Freidel, Esq., Executive Vice President and General Counsel for the Company, in form and substance satisfactory to counsel for the Initial Purchasers, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Initial Purchasers may reasonably request.

          (iii) At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Harris, Wiltshire & Grannis LLP, counsel for the Company, in form and substance satisfactory to counsel for the Initial Purchasers, to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Initial Purchasers may reasonably request.

     (b)  OPINION OF COUNSEL FOR INITIAL

PURCHASERS. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Initial Purchasers, with respect to the matters set forth in (iv) through (xii), inclusive, (xv) (solely as to the information in the Offering Memorandum under "Description of the Units," "Description of the Notes" and "Description of the Warrants") and the penultimate paragraph of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

     (c) OFFICERS' CERTIFICATE. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the financial condition, or in the earnings, business affairs or, to the best knowledge of any of the executive officers of the Company after due inquiry, in the business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Company executed by its Chief Financial Officer and its President, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

     (d) ACCOUNTANT'S COMFORT LETTER. At the time of the execution of this Agreement, the Representatives shall have received from Coopers & Lybrand LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Initial Purchasers containing statements and information of the type ordinarily included in accountants' "comfort letters" to Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

     (e) BRING-DOWN COMFORT LETTER. At the Closing Time, the Representatives shall have received from Coopers & Lybrand LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

     (f) PORTAL. At the Closing Time, the Units, the Notes and the Warrants shall have been designated for trading on PORTAL.

     (g) ADDITIONAL DOCUMENTS. At the Closing Time, counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Units as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Units as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers.

     (h) TERMINATION OF AGREEMENT. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7 and 8 shall survive any such termination and remain in full force and effect.

     SECTION 6.  SUBSEQUENT OFFERS AND RESALES OF THE UNITS.

     (a) OFFER AND SALE PROCEDURES. Each of the Initial Purchasers and the Company hereby establish and agree to observe the following procedures in connection with the offer and sale of the Units:

          (i) OFFERS AND SALES ONLY TO QUALIFIED INSTITUTIONAL BUYERS. Offers and sales of the Units will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made (A) to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers or (B) to non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S under the 1933 Act.

          (ii) NO GENERAL SOLICITATION. The Units will be offered by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in the United States in connection with the offering of the Units.

          (iii) PURCHASES BY NON-BANK FIDUCIARIES. In the case of a non-bank Subsequent Purchaser of a Unit acting as a fiduciary for one or more third parties, in connection with an offer and sale to such purchaser pursuant to clause (a) above, each third party shall, in the judgment of the applicable Initial Purchaser, be a Qualified Institutional Buyer or a non-U.S. person outside the United States.

          (iv) SUBSEQUENT PURCHASER NOTIFICATION. Each Initial Purchaser will take reasonable steps to inform, and cause each of its U.S. Affiliates to take reasonable steps to inform, persons acquiring Units from such Initial Purchaser or affiliate, as the case may be, in the United States that the Units (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (C) may not be offered, sold or otherwise transferred except (1) to the Company, (2) outside the United States in accordance with Rule 904 of Regulation S, or (3) inside the United States in accordance with (x) Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Units for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) the exemption from registration under the 1933 Act provided by Rule 144, if available.

          (v) RESTRICTIONS ON TRANSFER. The transfer restrictions and the other provisions set forth in Section 311 of the Indenture, including the legends required by the Indenture, shall apply to the Units and the Notes except as otherwise agreed by the Company and the Initial Purchasers. Following the sale of the Units by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the 1933 Act, arising from or relating to any resale or transfer of any Unit.

          (vi) DELIVERY OF OFFERING MEMORANDUM. Each Initial Purchaser will deliver to each purchaser of the Units from such Initial Purchaser, in connection with its original distribution of the Units, a copy of the Offering Memorandum, as amended and supplemented at the date of such delivery.

     (b) COVENANTS OF THE COMPANY. The Company covenants with each Initial Purchaser as follows:

          (i) DUE DILIGENCE. In connection with the original distribution of the Units, the Company agrees that, prior to any offer or resale of the Units by the Initial Purchasers, the Initial Purchasers and counsel for the Initial Purchasers shall have the right to make reasonable inquiries into the business of the Company and its subsidiaries. The Company also agrees to provide answers to each prospective Subsequent Purchaser of Units who so requests concerning the Company and its subsidiaries (to the extent that such information is available or can be acquired and made available to prospective Subsequent Purchasers without unreasonable effort or expense and to the extent the provision thereof is not prohibited by applicable law) and the terms and conditions of the offering of the Units, as provided in the Offering Memorandum.

          (ii) INTEGRATION. The Company agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Units by the Company to the Initial Purchasers, (ii) the resale of the Units by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Units by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

          (iii) RULE 144A INFORMATION. The Company agrees that, in order to render the Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the Securities remain outstanding, it will make available, upon request, to any holder of Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to
     Section 13 or 15(d) of the 1934 Act (such information, whether made available to holders or prospective purchasers or furnished to the Commission, is herein referred to as "ADDITIONAL INFORMATION").

          (iv) RESTRICTION ON REPURCHASES. Until the expiration of two years after the original issuance of the Units, the Company will not, and will cause its Affiliates not to, purchase or agree to purchase or otherwise acquire any Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker's transactions) unless, immediately upon any such purchase, the Company or any Affiliate shall submit such Securities to the Trustee or the Warrant Agent, as the case may be, for cancellation.

     (c) RESALE PURSUANT TO RULE 903 OF REGULATION S OR RULE 144A. Each Initial Purchaser understands that the Units have not been and will not be registered under the 1933 Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the 1933 Act or pursuant to an exemption from the registration requirements of the 1933 Act. Each Initial Purchaser represents and agrees, that, except as permitted by Section 6(a) above, it has offered and sold Units, consisting of the Notes and the Warrants, and will offer and sell Units (i) as part of their distribution at any time and
(ii) otherwise until forty days or one year after the later of the date upon which the offering of the Notes and the Warrants, respectively, commences and the Closing Time, only in accordance with Rule 903 of Regulation S or Rule 144A under the 1933 Act. Accordingly, neither the Initial Purchasers, their affiliates nor any persons acting on their behalf have engaged or will engage in any directed selling efforts with respect to Units, and the Initial Purchasers, their affiliates and any person acting on their behalf have complied and will comply with the offering restriction requirements of Regulation S. Each Initial Purchaser agrees that, at or prior to confirmation of a sale of Units (other than a sale of Units pursuant to Rule
144A), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Units from it or through it during the distribution compliance period a confirmation or notice to substantially the following effect:

          "The Units, consisting of the Notes and the Warrants, covered hereby have not been registered under the United States Securities Act of 1933 (the "SECURITIES ACT") and may not be offered or sold within the United States or to or for the account or benefit of U.S. persons (i) as part of their distribution at any time and (ii) otherwise until forty days or one year after the later of the date upon which the offering of the Notes and the Warrants, respectively, commenced and the date of closing, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Terms used above have the meaning given to them by Regulation S."

Terms used in the above paragraph have the meanings given to them by Regulation S.

     (d) Each Initial Purchaser represents and agrees that (i) it has not offered or sold and, prior to the date six months after the Closing Time, will not offer or sell, directly or indirectly, any Securities in the United Kingdom other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995;(ii) it has complied and will comply with all applicable provisions of the Public Offers of Securities Regulations 1995 and the Financial Services Act 1986 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, including any stabilization activities as referred to in the Offering Memorandum, and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or to a person to whom the document may otherwise lawfully be issued or passed on.

Each Initial Purchaser severally represents and agrees that it has not entered and will not enter into any contractual arrangements with respect to the distribution of the Units, except with its affiliates or with the prior written consent of the Company.

     SECTION 7.     INDEMNIFICATION.

     (a) INDEMNIFICATION OF INITIAL PURCHASERS. The Company agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or as the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

          (iii)  against any and all expense whatsoever, as incurred
     (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum (or any amendment thereto); provided, further, that the Company will not be liable to an Initial Purchaser with respect to any Preliminary Offering Memorandum to the extent that the Company shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that such Initial Purchaser, in contravention of a requirement of this Purchase Agreement or applicable law, sold Units to a person to whom such Initial Purchaser failed to send or give, at or prior to the Closing Time, a copy of the Final Offering Memorandum, as then amended or supplemented, if (i) the Company has previously furnished copies thereof (sufficiently in advance of the Closing Time to allow for distribution by the Closing Time) to the Initial Purchasers and the loss, liability, claim, damage or expense of such Initial Purchaser resulted from an untrue statement or omission or alleged untrue statement or omission of a material fact contained in or omitted from the Preliminary Offering Memorandum which was corrected in the Final Offering Memorandum or, if applicable, amended or supplemented prior to the Closing Time and such Offering Memorandum was required by this Purchase Agreement or by law to be delivered at or prior to the written confirmation of sale to such person and (ii) such failure to give or send such Final Offering Memorandum by the Closing Time to the party or parties asserting such loss, liability, claim, damage or expense would have constituted a defense to the claim asserted by such person.

     (b) INDEMNIFICATION OF COMPANY, DIRECTORS AND OFFICERS. Each Initial Purchaser severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Offering Memorandum, and each person, if any, who controls the

Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum.

     (c) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to
Section 7(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     SECTION 8.     CONTRIBUTION.  If the
indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Units pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Units pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Units pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Initial Purchasers, bear to the aggregate initial offering price of the Units.

     The relative fault of the Company on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this
Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 8, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company, each officer of the Company who signed the Offering Memorandum, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Initial Purchasers' respective obligations to contribute pursuant to this
Section 8 are several in proportion to the principal amount of Units set forth opposite their respective names in Schedule A hereto and not joint.

     SECTION 9. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement, in addition to any representations, warranties and agreements contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or controlling person, or by or on behalf of the Company, and shall survive delivery of the Units to the Initial Purchasers.

     SECTION 10.  TERMINATION OF AGREEMENT.

     (a) TERMINATION; GENERAL. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Units or to enforce contracts for the sale of the Units, or (iii) if trading in any securities of the Company has been suspended or limited by the Commission, or if trading generally on the American Stock Exchange or the New York Stock Exchange or on The Nasdaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal, New York or Colorado authorities.

     (b) LIABILITIES. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7 and 8 shall survive such termination and remain in full force and effect.

     SECTION 11. DEFAULT BY ONE OR MORE OF THE INITIAL PURCHASERS. If one or more of the Initial Purchasers shall fail at the Closing Time to purchase the Units which it or they are obligated to purchase under this Agreement (the "DEFAULTED SECURITIES"), the Representatives shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other Initial Purchasers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser.

     No action pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangement.

     SECTION 12. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to the Representatives at North Tower, World Financial Center, New York, New York 10281-1201, attention of Joe Sheehan; notices to the Company shall be directed to it at Convergent Communications, Inc., 67 Inverness Drive East, Suite 100, Englewood, Colorado 80112, attention: Martin E. Freidel, Esq.

     SECTION 13. PARTIES. This Agreement shall each inure to the benefit of and be binding upon the Initial Purchasers and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.
 No purchaser of Units from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

     SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 15. EFFECT OF HEADINGS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchasers and the Company in accordance with its terms.

                                            Very truly yours,

                                            CONVERGENT COMMUNICATIONS,
                                               INC.



                                            By   /s/ Keith V. Burge
                                               -----------------------------
                                               Name: Keith V. Burge
                                               Title: President

CONFIRMED AND ACCEPTED,
   as of the date first above written:


MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
BEAR, STEARNS & CO. INC.
BT ALEX. BROWN INCORPORATED


By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                INCORPORATED


By   /s/ Joseph B. Sheehan
   ------------------------------------
          Authorized Signatory

For themselves and as Representatives of the other Initial Purchasers named in Schedule A hereto.

                                      SCHEDULE A

     Name of Initial Purchaser                               Number of
     -------------------------                                 Units
                                                             ----------
Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated . . . . . . . . . . . . .       88,000
Bear, Stearns & Co. Inc. . . . . . . . . . . . . . . . . .       56,000
BT Alex. Brown Incorporated. . . . . . . . . . . . . . . .       16,000




                                                                -------
Total. . . . . . . . . . . . . . . . . . . . . . . . . . .      160,000
                                                                -------
                                                                -------


                                      Sch A - 1

                                      SCHEDULE B

                           CONVERGENT COMMUNICATIONS, INC.



          160,000 Units consisting in the aggregate of $160,000,000 principal amount of Senior Notes due 2008 of Convergent Communications, Inc. (the "NOTES") and 640,000 Warrants (the "WARRANTS") to purchase an aggregate of 1,728,000 shares of Common Stock of Convergent Communications, Inc.

     1. The initial public offering price of the Units shall be $1,000 per Unit, plus accrued interest on the Notes, if any, from the date of issuance.

     2. The purchase price to be paid by the Initial Purchasers for the Units shall be $970 per Unit.

     3.   The interest rate on the Notes shall be 13% per annum.

     4. Optional Redemption/Call Schedule. The Notes are redeemable, in whole or in part, at any time on or after April 1, 2003 at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest to the redemption date, if redeemed during the 12-month period beginning April 1 of the years indicated below:

     Year                                                Redemption
     ----                                                  Price
                                                         ----------
     2003  . . . . . . . . . . . . . . . . . . . . .        106.50%
     2004. . . . . . . . . . . . . . . . . . . . . .        104.33%
     2005  . . . . . . . . . . . . . . . . . . . . .        102.17%
     2006 and thereafter . . . . . . . . . . . . . .        100.00%

     5. Equity Clawback. On or prior to April 1, 2001, the Company may redeem up to 35% of the aggregate principal amount of Notes originally issued at a redemption price of 113% of the principal amount thereof, together with accrued and unpaid interest to the date of redemption.


                                      Sch B - 1

                                      SCHEDULE C

                                JURISDICTIONS IN WHICH
                           CONVERGENT COMMUNICATIONS, INC.
                             IS QUALIFIED TO DO BUSINESS



          California
          Colorado
          New York
          Utah

                                      SCHEDULE D

                                   SUBSIDIARIES OF
                           CONVERGENT COMMUNICATIONS, INC.

                                        Jurisdiction of            Jurisdictions in Which               Percentage Ownership
             Subsidiary                  Incorporation            Qualified to do Business                by the Company
             ----------                 ---------------           ------------------------              --------------------
Convergent                              Colorado                  Arizona, California, Georgia,                         100%
Communications                                                    Florida, Iowa, Idaho, Illinois,
Services, Inc.                                                    Indiana, Kansas, Massachusetts,
                                                                  Maine, Michigan, Minnesota,
                                                                  Missouri, Montana, Nebraska, New
                                                                  Mexico, New York, Ohio, Oklahoma,
                                                                  Oregon, Pennsylvania, Texas, Utah,
                                                                  Washington and Wisconsin

Convergent Capital                      Colorado                  Arizona, California, Georgia,                          100%
Corporation                                                       Florida, Iowa, Idaho, Illinois,
                                                                  Indiana, Kansas, Massachusetts,
                                                                  Maryland, Michigan, Minnesota,
                                                                  Missouri, Montana, Nebraska, New
                                                                  Mexico, Nevada, New York, Ohio,
                                                                  Oklahoma, Oregon, Pennsylvania,
                                                                  Texas, Utah, Washington and
                                                                  Wisconsin

                                                                       Exhibit A



                         FORM OF OPINION OF COMPANY'S COUNSEL
                             TO BE DELIVERED PURSUANT TO
                                   SECTION 5(a)(i)


     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Colorado.

     (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement.

     (iii) Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum; all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of our knowledge, is owned by the Company of record, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except with respect to (i) the Small Business Administration loan with an outstanding balance of approximately $0.3 million and (ii) the NationsCredit Commercial Corporation credit facility with an outstanding balance of up to approximately $1.5 million, each as described in the Offering Memorandum.

     (iv) The Notes are in the form contemplated by the Indenture, have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in the manner provided in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and delivered against payment of the purchase price therefor will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium (including, without limitation, all laws relating to fraudulent transfers), or other similar laws relating to or affecting enforcement of creditor's rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture.

     (v) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

     (vi) The Indenture has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     (vii) The Notes Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, and upon due execution and authentication of the Exchange Notes and delivery thereof in accordance with the terms of the Exchange Offer contemplated by the Notes Registration Rights Agreement against receipt of the Notes exchanged therefor, the Exchange Notes will be valid and binding obligations of the Company entitled to the benefit of the Indenture, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     (viii) The Warrants are in the form contemplated by the Warrant Agreement, have been duly authorized by the Company and, when executed by the Company and issued by the Warrant Agent in the manner provided in the Warrant Agreement (assuming the due authorization, execution and delivery of the Warrant Agreement by the Warrant Agent) and delivered against payment of the purchase price therefore will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited to bankruptcy, insolvency (including without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Warrant Agreement.

     (ix) The issuance of the Warrant Shares has been duly authorized by all requisite corporate action of the Company; and upon issuance thereof and payment therefor in accordance with the terms of the Warrant Agreement, the Warrant Shares will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive or similar rights. The Company has reserved the number of Warrant shares contemplated by the Warrant Agreement for issuance under the Warrants.

     (x) The Warrant Agreement has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Warrant Agent) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     (xi) The Warrant Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     (xii) The Operative Documents conform in all material respects to the descriptions thereof contained in the Offering Memorandum.

     (xiii) The provisions of the Security Agreement are effective to create, in favor of the Trustee to secure the Secured Obligations (as defined in the Security Agreement), a valid security interest in the Company's rights in that portion of the Collateral (as defined in the Security Agreement) constituting security entitlements within the meaning of Article 8 of the Uniform Commercial Code in effect on the date hereof in the State of New York.

     (xiv) The provisions of the Collateral Account and Control Agreement are effective to perfect the security interest of the Trustee for the benefit of the holders of the Notes in that portion of the Collateral constituting security entitlements within the meaning of Article 8 of the Uniform Commercial Code in effect on the date hereof in the State of New York.

     (xv) The information in the Offering Memorandum under "Description of Capital Stock" (but only to the extent such information relates to provisions of the articles of incorporation or by-laws of the Company), "Description of the Units," "Description of the Notes," "Description of the Warrants" and "Certain United States Federal Income Tax Considerations," to the extent that it constitutes matters of law, summaries of legal matters, summaries of securities, instruments, agreements, or other documents, the Company's articles of incorporation and by-laws or legal proceedings, or legal conclusions, has been reviewed by them and fairly summarize such provisions in all material respects.

     (xvi) To the best of our knowledge, no authorization, approval, consent or order of any court or governmental authority or agency (other than such as may be required under the applicable securities laws of the various jurisdictions in which the Securities will be offered or sold, as to which we need express no opinion) is required in connection with the due authorization, execution and delivery of the Purchase Agreement or the due execution, delivery or performance of the Indenture by the Company or for the offering, issuance, sale or delivery of the Securities to the Initial Purchasers or the resale by the Initial Purchasers in accordance with the Purchase Agreement.

     (xvii) Assuming the accuracy of the representations and warranties and compliance with the agreements of the Company and the Initial Purchasers in the Purchase Agreement and those referred to under the captions "Plan of Distribution" and "Notice to Investors" in the Offering Memorandum, in connection with (A) the offer, sale and delivery of the Units at the Closing Time to the Initial Purchasers pursuant to the Purchase Agreement or (B) the initial resale of the Units delivered at the Closing Time by the Initial Purchasers as contemplated by the Purchase Agreement and the Offering Memorandum, it is not necessary to register the Units, the Notes or the Warrants under the 1933 Act (it being understood that no opinion is expressed as to any subsequent resale of any Units) or to qualify the Indenture under the Trust Indenture Act.

     (xviii) The execution, delivery and performance of the Operative Documents and the consummation of the transactions contemplated in the Purchase Agreement and in the Offering Memorandum (including the use of the proceeds from the sale of the Units as described in the Offering Memorandum under the caption "Use Of Proceeds") and compliance by the Company with its obligations under the Operative Documents will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xx) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary thereof pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, identified to us in a certificate provided by an officer of the Company and attached hereto as Exhibit [ ], to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary thereof is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries, or any statute or regulation of the United States, New York or Colorado law or any judgment, decree or order of any court or other governmental authority or any arbitrator known to us and applicable to the Company or any of the Subsidiaries, except for such violations of laws, judgments, decrees or orders that would not have a Material Adverse Effect and would not adversely affect in any material respect the ability of the Company to perform its obligations under the Purchase Agreement.

     (xix) The Company is not, and upon the issuance and sale of the Securities as contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum will not be, an "investment company" required to register under the Investment Company Act of 1940, as amended (the "1940 Act"), or an entity "controlled" by an "investment company" required to register under the 1940 Act as each of the foregoing terms are defined in the 1940 Act.

     We have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Initial Purchasers and counsel for the Initial Purchasers, at which conferences the contents of the Offering Memorandum and related matters were discussed. Because the purpose of our professional engagement was not to establish or confirm factual matters and because the scope of our examination of the affairs of the Company is not designed to verify the accuracy, completeness or fairness of the statements set forth in the Offering Memorandum, we are not passing upon, and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum (except to the extent set forth in paragraph (xv) above).
On the basis of the foregoing, no facts have come to our attention which lead us to believe that the Offering Memorandum, on the date thereof or the date hereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading (it being understood that we express no view with respect to the financial statements and the notes thereto and the other financial data and accounting data included in the Offering Memorandum).

     In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                       Exhibit B



                     FORM OF OPINION OF COMPANY'S GENERAL COUNSEL
                             TO BE DELIVERED PURSUANT TO
                                   SECTION 5(a)(ii)


     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Colorado.

     (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement.

     (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

     (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Offering Memorandum in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the Purchase Agreement or pursuant to reservations, agreements, employee benefit plans or the exercise of convertible securities or options referred to in the Offering Memorandum); the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

     (v) Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of our knowledge and information, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity except with respect to (i) the Small Business Administration loan with an outstanding balance of approximately $0.3 million and (ii) the NationsCredit Commercial Corporation credit facility with an outstanding balance of up to approximately $1.5 million, each as described in the Offering Memorandum.

     (vi) There is not pending or, to the best of my knowledge after due inquiry, threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary thereof is subject, before or brought by any court or governmental agency or body, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder or the transactions contemplated by the Offering Memorandum;

         (vii) The information in the Offering Memorandum under "Business-Competition," "-Acquisitions," "-Office Facilities," "-Legal Proceedings," "Executive Compensation," "Principal Shareholders," "Certain Relationships and Related Transactions," "Certain Indebtedness" and "Description of Capital Stock," to the extent that it constitutes matters of law, summaries of legal matters, summaries of securities, instruments, agreements or other documents, the Company's articles of incorporation and by-laws or legal proceedings, or legal conclusions, has been reviewed by me and is correct in all material respects.

         (viii) All descriptions in the Offering Memorandum of contracts and other documents to which the Company or any of its subsidiaries are a party accurately present the information required to make the statements therein not misleading in any material respect; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments that would be required to be described in the Offering Memorandum that are not described or referred to in the Offering Memorandum other than those described or referred to therein or incorporated by reference thereto, and the descriptions thereof or references thereto are correct in all material respects.

         (ix) Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws and, to the best of our knowledge, no default by the Company or any of its subsidiaries exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Offering Memorandum.

         (x) The Company and its subsidiaries have obtained all necessary state consents, approvals, licenses, permits and other authorizations ("STATE AUTHORIZATIONS"), as set forth in Exhibit [ ] attached hereto, to provide the respective telecommunications services as described in the Offering Memorandum, except where such failure to obtain such items will not have a Material Adverse Effect. These State Authorizations are in full force and effect and have not been revoked, suspended, cancelled or modified in any adverse way and are not subject to any conditions or requirements that are
(a) not generally imposed by states upon the holders of such State Authorizations, or (b) reasonably likely to have a Material Adverse Effect. The Company and its subsidiaries have paid all fees and have made all reports and filings, including all required tariffs applicable to the provision of the respective telecommunications services, required by state laws, regulations, and rules for provision of the respective telecommunications services by the Company and its subsidiaries as described in the Offering Memorandum, except where the failure to file any reports or pay such fees will not have a Material Adverse Effect.

         (xi) There are no pending or, to the best of my knowledge, threatened complaints, proceedings, investigations, protests, petitions or other written objections, formal or informal, against the State
Authorizations in the respective states or against the Company or its subsidiaries at the FCC.

         (xii) No approvals are required in connection with the execution of the Purchase Agreement or the consummation of the transactions contemplated thereby and the Company's execution and delivery of, and its performance of its obligations under, the Purchase Agreement from the state public service commission ("PSC") of any state in which the Company or one or more of its subsidiaries does business, and the consummation of the transactions contemplated thereby do not and, when such performance is required pursuant to the terms thereof, will not violate or conflict with any judgment, decree, order, statute, rule or regulation of any such state PSC relating to the respective telecommunications businesses of the Company or its subsidiaries and will not cause any cancellation, termination, revocation, forfeiture or material impairment of any of the State Authorizations which, in the aggregate, would have a Material Adverse Effect.

     Nothing has come to my attention that leads me to believe that the Offering Memorandum (except for financial statements and schedules and other financial data included or incorporated by reference therein as to which I make no statement), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Offering Memorandum or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein, as to which I need make no statement), at the time the Offering Memorandum was issued, at the time any such amended or supplemented Offering Memorandum was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                       Exhibit C


                    FORM OF OPINION OF COMPANY'S REGULATORY
                      COUNSEL TO BE DELIVERED PURSUANT TO
                               SECTION 5(a)(iii)


     (1) Based on the representations set forth in paragraphs ___ of the Company's certificate dated ________, 1998 (Exhibit __ hereto) regarding the telecommunications services rendered by the Company and its subsidiaries in each of the states in which any of them operates, the Company and its subsidiaries do not require any consents, approvals, authorizations, licenses, or permits of or from the FCC (collectively, "Licenses") to conduct their respective telecommunications businesses as described in the Offering Memorandum. The Company and its subsidiaries have paid all fees and have made all reports and filings, including all required tariffs applicable to such services, required by the FCC for the provision of the respective telecommunications services described in the Offering Memorandum, except where the failure to timely file would not have a Material adverse Effect on the Company.

     (2) Based on the representations set forth in paragraphs ___ of the Company's certificate dated ________, 1998 (Exhibit __ hereto) and upon a review of the public files of the FCC, we confirm that (i) there are no Licenses held by the Company or its subsidiaries, and (ii) attached as Exhibit __ is a list of all Licenses applied for by the Company and its subsidiaries, but not yet acted upon by the FCC.

     (3) Based on the representations set forth in paragraphs ___ of the Company's certificate dated ________, 1998 (Exhibit __ hereto) and upon a review of the public files of the FCC, we confirm that there are no pending or threatened complaints, proceedings, investigations, protests, petitions or other written objections, formal or informal, against the Company or its subsidiaries at the FCC which might reasonably be expected to result in a Material Adverse Effect on the Company.

     (4) No FCC approvals are required in connection with the sale of the Units described in the Offering Memorandum and the Company's execution and delivery of, and its performance of its obligations under, the Purchase Agreement and the consummation of the transactions contemplated thereby do not and, when such performance is required pursuant to the terms thereof, will not (i) violate or conflict with any judgment, decree, order, statute, rule or regulation of the FCC, (ii) cause the FCC to deny any pending application for a License, except where such a denial by the FCC would not have a Material Adverse Effect, or (iii) prevent the Company or its subsidiaries under the Communications Act or the FCC rules from conducting their respective telecommunications businesses as described in the Offering Memorandum.

     (5) Insofar as the statements in the Offering Memorandum under "Risk Factors" and "Business--Regulatory Environment," purport to summarize the provisions of statutes, laws, rules, regulations, orders, judgments or decrees relating to the federal regulation of the telecommunications businesses actually conducted by the Company and its subsidiaries as described in the Offering Memorandum, such statements are correct in all material respects.


                                       C-1